Exhibit 99.3b

                   SIDLEY AUSTIN LLP    |BEIJING    GENEVA        SAN FRANCISCO
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SIDLEY AUSTIN LLP  NEW YORK, NY  10019  |CHICAGO    LONDON        SINGAPORE
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                                        |FOUNDED 1866


                                                May 31, 2006

Morgan Stanley Capital I Inc.
1585 Broadway
New York, New York  10036

            Re:   Morgan Stanley Mortgage Loan Trust 2006-8AR
                  Mortgage Pass-Through Certificates, Series 2006-8AR

Ladies and Gentlemen:

      We have acted as special counsel for Morgan Stanley Capital I Inc., a Delaware corporation (the "Company"), in connection with the issuance of the Mortgage Pass-Through Certificates of the above-referenced Series (the "Certificates") pursuant to a Pooling and Servicing Agreement dated as of May 1, 2006 (the "Pooling and Servicing Agreement"), among the Company, as depositor, Morgan Stanley Mortgage Capital Inc., as seller ("MSMCI"), Wells Fargo Bank, National Association, as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator") and LaSalle Bank National Association, as trustee (the "Trustee").

                                    * * * *

      The Certificates will represent the entire beneficial ownership interest in Morgan Stanley Mortgage Loan Trust 2006-8AR (the "Trust Fund"). The assets of the Trust Fund will consist primarily of a pool of adjustable-rate and hybrid adjustable-rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties, and a Swap Agreement (as defined below). Capitalized terms not otherwise defined herein have the meanings ascribed to such terms in the Pooling and Servicing Agreement.

      In arriving at the opinions expressed below, we have examined such documents and records as we deemed appropriate, including the following:

      (i) Signed copy of the Registration Statement on Form S-3 (File No. 333-130684) filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), on December 23, 2005, together with each amendment thereto (such registration statement, as amended, and declared effective by the

       Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships

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Commission on March 14, 2006) (such registration statement is referred to herein as the "Registration Statement").

      (ii) The Prospectus dated March 14, 2006 (the "Basic Prospectus"), as supplemented by the Prospectus Supplement relating to the Public Certificates, dated May 25, 2006 (the "Prospectus Supplement"), in the form to be filed with the Commission pursuant to Rule 424(b) under the 1933 Act (the Basic Prospectus, as supplemented by the Prospectus Supplement, the "Prospectus").

      (iii) Signed copy of the Pooling and Servicing Agreement.

      (iv) Signed copy of the interest rate swap agreement, dated May 31, 2006 (the "Swap Agreement"), between Wells Fargo Bank, National Association, solely in its capacity as Securities Administrator on behalf of the Morgan Stanley Mortgage Loan Trust 2006-8AR, and Morgan Stanley Capital Services Inc. (the "Swap Counterparty"), for the benefit of certain Certificates to be issued pursuant to the Pooling and Servicing Agreement.

      (v) The underwriting agreement dated May 25, 2006 (the "Underwriting Agreement"), between the Company and Morgan Stanley & Co. Incorporated ("MS & Co.").

      (vi) Specimen Certificate of each Class of Certificates (together with the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Pooling and Servicing Agreement, the Underwriting Agreement and the Swap Agreement, the "Documents").

      In rendering the opinions set forth below, we have assumed, without independent investigation, that all of the Documents furnished to us are complete and authentic and that all of the Documents have been duly authorized, executed and delivered. Our opinions are also based on the assumption that all parties to the Pooling and Servicing Agreement will comply with the terms thereof, including all tax reporting requirements contained therein, that all representations made in the Pooling and Servicing Agreement by any party thereto are true, and that the issuance of the Certificates and the other transactions set forth in or contemplated by the Documents are not part of another transaction or another series of transactions that would require the Trust Fund, any investor or any other participant to treat such transaction or transactions as subject to the disclosure, registration, or list maintenance requirements of Section 6011, 6111 or 6112 of the Internal Revenue Code of 1986, as amended (the "Code").

      Based upon the foregoing, we are of the opinion that: (i) each REMIC created pursuant to the Pooling and Servicing Agreement will qualify as a real estate mortgage investment conduit within the meaning of Section 860D of the Code, (ii) the Regular Certificates will be treated as regular interests in the Master REMIC, (iii) the Class A-R Certificates will represent ownership of the sole class of residual interest in each REMIC created pursuant to the Pooling and

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Servicing Agreement and (iv) the rights of the Group 1 Certificates to receive
Basis Risk Carry Forward Amounts will represent contractual rights coupled with regular interests within the meaning of Treasury regulations ss. 1.860G-2(i).

      These opinions are based upon the existing provisions of the Code and Treasury regulations issued or proposed thereunder, published Revenue Rulings and releases of the Internal Revenue Service and existing case law, any of which could be changed at any time. Any such changes could be retroactive in application and could modify the legal conclusions upon which such opinions are based. Such opinion is limited as described above, and we do not express an opinion on any other tax aspect of the transactions contemplated by the Pooling and Servicing Agreement or the effect of such transactions on MS & Co., any member of its federal consolidated group or any of its wholly owned affiliates.


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      In rendering the foregoing opinions, we express no opinion on the laws of any jurisdiction other than the federal income tax laws of the United States. This opinion is rendered as of the date hereof and we undertake no obligation to update this opinion or advise you of any changes in the event there is any change in legal authorities, facts, assumptions or documents on which this opinion is based (including the taking of any action by any party to the Documents pursuant to any opinion of counsel or a waiver), or any inaccuracy in any of the representations, warranties or assumptions upon which we have relied in rendering this opinion unless we are specifically engaged to do so. This opinion is rendered only to those to whom it is addressed and may not be relied on in connection with any transactions other than the transactions contemplated herein. This opinion may not be relied upon for any other purpose, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

      We hereby consent to the filing of this opinion as an exhibit to the Company's Report on Form 8-K dated the date hereof.

                                                     Very truly yours,



                                                     /s/ Sidley Austin LLP